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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Employee Share Option Plan of Stantec Inc., of our report, dated February 11, 2005, except for notes 20 and 21 which are as of May 5, 2005, with respect to the consolidated financial statements of Stantec Inc. included in its Registration Statement (Form 40-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



Edmonton, Canada,                                         /s/ Ernst & Young LLP
September 21, 2005                                        Chartered Accountants